Exhibit 10.36

AMASS BRANDS INC.

2025 OMNIBUS INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

AMASS Brands Inc. (the “Company”) hereby grants the below-named Participant the following option to purchase shares of its Common Stock (the “Option”). The terms and conditions of this Option are set forth in the Stock Option Agreement and the Company’s 2025 Omnibus Incentive Plan (the “Plan”), both of which are attached to and made a part of this document.

Grant Date:	[Date of Grant]

Name of Participant:	[Name of Participant]

Number of Options:	[Number of Options]

Exercise Price per Share:	$[Exercise Price] (The Exercise Price per share of an Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Grant Date.)

Vesting Start Date:	[Vesting Start Date]

Type of Option:	[Incentive Stock Option] / [Nonqualified Stock Option]

Vesting Schedule:	Subject to the terms and conditions set forth in Section 2 of the Stock Option Agreement and the Participant’s continuous service with the Company or a Subsidiary or Affiliate thereof, as applicable, whether as an Employee, Director, or Consultant (“Service”) through each applicable vesting date, the Option shall vest in substantially equal installments on each of the first three (3) anniversaries of the Vesting Start Date. Treatment of unvested Option and the Participant’s right to exercise vested Option upon various termination events are set forth in Section 5 of the Stock Option Agreement.

By signing this document, which may be accomplished by e-signature or other electronic indication of acceptance, the Participant acknowledges receipt of a copy of the Stock Option Agreement and the Plan, and agrees that (a) the Participant has carefully read, fully understands and agrees to all of the terms and conditions described in the attached Stock Option Agreement, the Plan document and the “Option Exercise Form”; (b) the Participant understands and agrees that the Stock Option Agreement, including its cover sheet and attachments, constitutes the entire understanding between the Participant and the Company regarding this Option, and that any prior agreements, commitments or negotiations concerning this Option are replaced and superseded; and (c) the Participant has been given an opportunity to consult the Participant’s own legal and tax counsel with respect to all matters relating to this Option prior to signing this cover sheet and that the Participant has either consulted such counsel or voluntarily declined to consult such counsel.

PARTICIPANT:	AMASS BRANDS INC.

Name: [Name]	Name: [Name]
Title: [Title]

[Signature Page to Notice of Stock Option Grant]

AMASS BRANDS INC.

2025 Omnibus Incentive Plan

Stock Option Award Agreement

1.     Kind of Option. This Option is intended to be an Incentive Stock Option (an “ISO”) or a Nonqualified Stock Option (“NQSO”), as indicated in the Notice of Stock Option Grant. Even if this Option is designated as an ISO in the Notice of Stock Option Grant, it shall be deemed to be an NQSO to the extent (and only to the extent) required by the annual limitation under Code Section 422.

2.     Vesting of the Option. Subject to the terms and conditions of the Plan and this Stock Option Agreement (the “Agreement”), the Participant’s Option will be exercisable with respect to the shares of Common Stock that have become vested in accordance with the schedule set forth in the Notice of Stock Option Grant. Treatment of unvested Option and the Participant’s right to exercise vested Option upon various termination events are set forth in Section 5 below.

3.     Term. The Participant’s Option will expire in any event at the close of business at the Company’s headquarters on the date that is ten (10) years after the Grant Date (the “Expiration Date”). Notwithstanding the foregoing, the Participant’s Option will expire earlier if the Participant’s Service terminates as described below.

4.     Exercise of Option. In order to exercise the Option, the Participant shall submit to the Company an instrument in writing specifying the number of Shares in respect of which the Option is being exercised, accompanied by payment of the Exercise Price of the Shares in respect of which the Option is being exercised, in a manner acceptable to the Administrator (including, without limitation, (i) in cash or cash equivalents, (ii) in unrestricted Shares already owned by the Participant, valued at the Fair Market Value on the date of exercise, or (iii) by net exercise or broker’s cashless exercise procedure, or any other procedures approved by the Administrator from time to time). Shares shall then be issued by the Company and a Share certificate delivered to the Participant (or, if the Shares are not certificated, the Participant’s name as record owner of the Shares shall be reflected in the books and records of the Company); provided, however, that the Company shall not be obligated to issue any Shares hereunder if the issuance of such Shares would violate the provisions of any applicable law.

5.     Termination of Service; Breach of Restrictive Covenants. Upon termination of the Participant’s Service, the Participant’s right to exercise the Option will be subject to the following rules:

(a)     Unvested Portion Forfeited. Any portion of the Option that is not vested and exercisable as of the date of the Participant’s termination of Service shall terminate and be cancelled immediately upon such termination.

(b)     Termination without Cause or for Good Reason. In the event that the Participant’s Service is terminated by the Company without Cause (as defined in an applicable employment agreement, and if no such employment agreement exists, as defined in the Plan) or by the Participant for Good Reason (if applicable and as defined in the Participant’s employment agreement), the Participant shall vest in a pro-rata portion of the Option based on the number of days of Service through the date of termination divided by the number of days in the applicable vesting period in which the termination occurs. Any remaining unvested portion of the Option shall terminate and be cancelled as of the date of termination. The vested portion of the Option (including the portion vested pursuant to this paragraph) may be exercised at any time during the six (6) month period following the Participant’s termination of Service or the Expiration Date of the Option, whichever period is shorter. The Option shall terminate immediately thereafter.

(c)     Termination due to Death or Disability. In the event that the Participant’s Service is terminated by reason of the Participant’s death or Disability, any then-vested portion of the Option may be exercised by the Participant or the Participant’s beneficiary as designated in accordance with the Plan at any time during the one (1) year period following the Participant’s termination of Service or the Expiration Date of the Option, whichever period is shorter. In either case, the Option shall terminate immediately thereafter.

(d)     Termination for Cause; Breach of Restrictive Covenants. In the event that (i) the Participant’s Service terminates for Cause (as defined in an applicable employment agreement, and if no such employment agreement exists, as defined in the Plan) or (ii) the Participant breaches any written restrictive covenant agreement with the Company or a Subsidiary or Affiliate thereof (whether prior to or after the termination of the Participant’s Service), the entire Option held by the Participant, whether or not then vested and exercisable, shall terminate and be cancelled immediately upon such termination of Service.

(e)     Other Termination of Service. In the event that the Participant’s Service terminates for any reason other than as described in Section 5(b), 5(c) or 5(d), any then-vested portion of the Option may be exercised by the Participant at any time during the three (3) month period following the Participant’s termination of Service or the Expiration Date of the Option, whichever period is earlier. The Option shall terminate immediately thereafter.

6.     Tax Withholding. Whenever Shares are to be issued pursuant to the exercise of any portion of the Option or any cash payment is to be made hereunder, the Company or any Affiliate thereof shall, in accordance with Section 16 of the Plan, have the power to withhold, or require the Participant to remit to the Company or such Affiliate thereof, an amount sufficient to satisfy the federal, state, and local withholding tax requirements, both domestic and foreign, relating to such transaction, and the Company or such Affiliate thereof may defer payment of cash or issuance of Shares until such requirements are satisfied.

7.     Nontransferability of Awards. The Option granted hereunder may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or, on such terms and conditions as the Administrator shall establish, to a permitted transferee. All rights with respect to the Option granted to the Participant hereunder shall be exercisable during his or her lifetime only by such Participant or a permitted transferee. Following the Participant’s death, all rights with respect to the Option that were exercisable at the time of the Participant’s death and have not terminated shall be exercised by his or her designated beneficiary, his or her estate or, if permitted by the Administrator, another permitted transferee.

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8.     Beneficiary Designation. The Participant may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan and this Agreement is to be exercised in case of his or her death. Each designation will revoke all prior designations by the Participant, shall be in a form reasonably prescribed by the Administrator, and will be effective only when filed by the Participant in writing with the Administrator during his or her lifetime.

9.     Adjustments. The Shares subject to the Option may be adjusted in any manner as contemplated by Section 5 of the Plan.

10.     Requirements of Law. The issuance of Shares pursuant to the Option shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No Shares shall be issued upon exercise of any portion of the Option granted hereunder if such exercise would result in a violation of applicable law, including the U.S. federal securities laws and any applicable state or foreign securities laws.

11.     No Guarantee of Continued Service. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or an Affiliate thereof to terminate the Participant’s Service at any time or confer upon the Participant any right to continued Service.

12.     No Rights as a Stockholder. The Participant shall not have any of the rights of a stockholder with respect to any Shares unless and until the Company has issued or transferred such Shares to the Participant after the exercise of the Option. As a condition to the Company’s obligation to issue or transfer Shares to the Participant after the exercise of the Option, the Participant shall have paid in full for the Shares as to which he or she exercised the Option.

13.     Interpretation; Construction. Any determination or interpretation by the Administrator under or pursuant to this Agreement shall be final and conclusive on all persons affected hereby. Except as otherwise expressly provided in the Plan, in the event of a conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan shall control.

14.     Amendments. The Administrator may, in its sole discretion, at any time and from time to time, alter or amend this Agreement and the terms and conditions of the unvested portion of any Option (but not any previously granted vested Options) in whole or in part, including without limitation, amending the criteria for vesting set forth in Section 2 hereof, substituting alternative vesting and exercisability criteria and imposing certain blackout periods on Options; provided that such alteration, amendment, suspension or termination shall not adversely alter or impair the rights of the Participant under the Option without the Participant’s consent. The Company shall give written notice to the Participant of any such alteration or amendment of this Agreement as promptly as practicable after the adoption thereof. This Agreement may also be amended by a writing signed by both the Company and the Participant.

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15.     Erroneously Awarded Compensation. Notwithstanding any provision of the plan or in this Agreement to the contrary and in consideration of receiving this Award, the Option (including the gross amount of any proceeds, gains or other economic benefit Participant actually or constructively receives upon receipt of this Award, or the receipt or resale of any shares of Common Stock underlying this Award or any other amounts or benefits as required by applicable law) shall be forfeited and/or clawed back, as determined by the Administrator, upon the breach by the Participant of any restrictive covenants, or obligations of nondisparagement or confidentiality owed by the Participant to the Company or any of its Affiliates; such Award or the receipt or resale of any shares of Common Stock underlying this Award, and any proceeds, gains or other economic benefit thereto shall also be subject to any compensation recovery and/or recoupment policy that may be adopted and amended from time to time by the Company to comply with applicable law, including, without limitation, Section 10D of the Exchange Act, any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which Shares may be traded, or to comport with good corporate governance practices, as such policies may be amended from time to time. Any such policy may subject a Participant’s Award and amounts paid or realized with respect to Awards granted hereunder to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy, as may be amended from time to time.

16.     Miscellaneous.

(a)     Lock-Up. In consideration of the grant of this Award, the Participant agrees that any Shares issued upon exercise of the Option, together with any other equity securities of the Company held by the Participant, shall be subject to a lock-up restriction and may not be offered, sold, contracted to be sold, pledged, hypothecated, or otherwise transferred, directly or indirectly, for a period of six (6) months following the date on which the Company’s Common Stock first becomes listed for trading on a national securities exchange pursuant to a direct listing or initial public offering (the “Lock-Up Period”), except (i) with the prior written consent of the Company, (ii) transfers to the Company or pursuant to transactions approved by the Board, or (iii) transfers permitted pursuant to the terms of any applicable underwriting, registration rights or lock-up agreement entered into in connection with such listing or initial public offering. The Participant further agrees to execute any agreements or other documents reasonably requested by the Company, the Board, or any underwriters, counsel, or other advisors to evidence or confirm the foregoing lock-up restrictions.

(b)     Volume Trading Limitation. The Participant agrees that, without the prior written approval of the Company’s Chief Executive Officer or other authorized officer, the Participant shall not sell, transfer, or otherwise dispose of, directly or indirectly, more than five percent (5%) of the total trading volume of the Company’s common stock on any trading day, as reported on the principal securities exchange on which the stock is listed (the “Volume Limitation”). This restriction applies to all equity securities of the Company held by the Participant, including Shares issued pursuant to this Award, and covers all forms of direct or indirect disposition, including sales through brokerage accounts, transfers by or through affiliated entities, and any derivative or hedging transactions that are economically equivalent to a sale. The Volume Limitation is intended to promote orderly trading and may be modified, suspended, or terminated by the Company at any time, in its sole discretion. This restriction is in addition to any limitations imposed by applicable law, Company policies (including insider trading and disclosure policies), lock-up arrangements, or any other agreement to which the Participant is subject. A violation of this restriction may result in disciplinary action by the Company, including, without limitation, forfeiture of Shares, cancellation of unvested Awards, or other remedies, subject to applicable law. Nothing herein guarantees that a market for the Company’s securities will exist or that the Participant will be able to sell such securities at any particular time or price.

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(c)     Notices. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, emailed, mailed (certified or registered mail with postage prepaid), sent by next-day or overnight mail or delivery, or sent by facsimile, as follows:

(i)     If to the Company:

AMASS Brands Inc.

860 E Stowell Road

Santa Maria, CA, 93454

Attn: [●]

Email: [●]

(ii)     If to the Participant, to the Participant’s last known home address, or to such other address as any party shall specify by notice in writing to the Company.

All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (v) if by personal delivery on the day after such delivery, (w) if by certified or registered mail, on the fifth business day after the mailing thereof, (x) if by next-day or overnight mail or delivery, on the date delivered, (y) if by facsimile, on the day sent, provided confirmation of transmission is received; and (z) if by email, on the date sent, provided that no automated bounce-back or failure notice is received.

(d)     Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(e)     No Guarantee of Future Awards. This Agreement does not guarantee the Participant the right to or expectation of future Awards under the Plan or any future plan adopted by the Company.

(f)     Waiver. No waiver of any provision of this Agreement will constitute or be deemed to constitute a waiver of any other provision of this Agreement, nor will any such waiver constitute a continuing waiver unless otherwise expressly provided.

(g)     Entire Agreement. This Agreement, together with the Plan, constitutes the entire obligation of the parties with respect to the subject matter of this Agreement and supersedes any prior written or oral expressions of intent or understanding with respect to such subject matter (provided, that this Agreement shall not supersede any written employment agreement or other written agreement between the Company and the Participant, including, but not limited to, any written restrictive covenant agreements).

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(h)     Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

(i)     Code Section 409A Compliance. This Option is intended to be exempt from or comply with the requirements of Code Section 409A and this Agreement shall be interpreted accordingly. Notwithstanding any provision of this Agreement, to the extent that the Administrator determines that any portion of the Option granted under this Agreement is subject to Code Section 409A and fails to comply with the requirements of Code Section 409A, notwithstanding anything to the contrary contained in the Plan or in this Agreement, the Administrator reserves the right to amend, restructure, terminate or replace such portion of the Option in order to cause such portion of the Option to either not be subject to Code Section 409A or to comply with the applicable provisions of such section.

(j)     Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws.

(k)     Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

(l)     Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(m)     Counterparts; Electronic Signature. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The facsimile, email, or other electronically delivered signatures of the parties shall be deemed to constitute original signatures, and facsimile or electronic copies hereof shall be deemed to constitute duplicate originals.

(n)     Electronic Acceptance and Delivery. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. Notwithstanding anything in this Agreement or in the Plan to the contrary, the Administrator hereby reserves the right, in its sole discretion, to terminate or cancel the Option if the Participant fails to accept this Agreement on or prior to sixty (60) days from the Grant Date. By executing this Agreement, the Participant hereby consents to the delivery of information (including information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company, the Plan, the Option and the Shares via Company web site or other electronic delivery.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company and the Participant have duly executed this Agreement as of the date first above written.

AMASS BRANDS INC.

By:

Name:

Title:

PARTICIPANT

Name:

[Signature Page to Stock Option Award Agreement]

APPENDIX I

Option Exercise Form

The undersigned holder of an option to purchase shares of common stock (the “Option”) of AMASS Brands Inc. (the “Company”) pursuant to a Nonqualified Stock Option Agreement (“Award Agreement”) under the AMASS Brands Inc. 2025 Omnibus Incentive Plan (the “Plan”), hereby exercises his or her Option as set forth below, in accordance with the terms and conditions of such Award Agreement and the Plan.

I, [Participant], hereby agree to be bound by all of the provisions of, and to execute, any applicable stockholders’ agreement or related document required by the Company.

Date of Exercise:
Number of Shares Purchased:
Option Grant Date:
Exercise Price per Share:

Signature of Person Exercising Option

Please type or print legibly your name, as you want it to appear on your stock certificate, your address and your social security number in the space provided below.

Name:

Address:

(Street)

(City)	(State)	(Zip Code)

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